      As filed with the Securities and Exchange Commission on June 15, 1995
                              Registration No. 33-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OSICOM TECHNOLOGIES, INC.

               -------------------------------------------------
               (exact name of issuer as specified in its charter)

1800 Stewart Street, Santa Monica, CA              90404             22-2367234
(Address of principal executive offices)       (Zip Code)       (Federal ID No.)

                            Osicom Technologies, Inc.
                                 1988 Stock Plan
                              (Full Title of Plan)

Sharon Chadha                                   With copy to:
Osicom Technologies, Inc.                       W. Raymond Felton, Esq.
1800 Stewart Street                             Greenbaum, Rowe, Smith, Ravin
Santa Monica, CA  90404                              Davis and Bergstein
(310) 828-7496                                  Metro Corporate Campus One
(Name and address and telephone                 P.O. Box 5600
number of agent for service)                    Woodbridge, New Jersey  07095
                                                (908) 549-5600

Appropriate Date of Commencement of Proposed Sale to Public: From time to after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
Title of Proposed              Amount                        Maximum          Maximum         Amount of
Securities to                  to be                         offering         aggregate       registration
be registered                  registered                    price            offering        fee
                                                             per share        price (1)
                                                                (1)

- ----------------------------------------------------------------------------------------------------------
Common stock                   120,000 shares                $3.00            $276,400        $100.00
- ----------------------------------------------------------------------------------------------------------

(1) These shares of Common Stock represent the shares of Common Stock with respect to which options 83,600 and 36,400 have been granted under the 1988 Stock Option Plan at an exercise price of $2.00 and $3.00, respectively.

                            Exhibit Index on Page 16

                                        1
- --------------------------------------------------------------------------------

Cross reference sheet showing the location in the Prospectus of information required to be included in the Prospectus in response to Items of Form S-8.



Item                 Caption or Sub-Caption in Prospectus                Page
- ----                 ------------------------------------                ----
1.              Plan Information  . . . . . . . . . . . . . . . . .        4
2.              Registrant Information and Employee Plan
                  Annual Information  . . . . . . . . . . . . . . .        4
3.              Incorporation of Documents by Reference . . . . . .       15
4.              Description of Securities . . . . . . . . . . . . .        7
5.              Interests of Named Experts and Counsel  . . . . . .       N/A
6.              Indemnification of Officers and Directors . . . . .       11
7.              Exemption From Registration Claimed . . . . . . . .       N/A
8.              Exhibits  . . . . . . . . . . . . . . . . . . . . .       16
9.              Undertakings  . . . . . . . . . . . . . . . . . . .       17


                                   PROSPECTUS

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            OSICOM TECHNOLOGIES, INC.
                             1988 STOCK OPTION PLAN

                    ----------------------------------------

                         120,000 SHARES OF COMMON STOCK
                           ($.20 PAR VALUE PER SHARE)

                  ---------------------------------------------


         Options for shares (the "Shares") of the common stock, $.20 par value per share (the "Common Stock") of Osicom Technologies, Inc. (the "Company") covered by this Prospectus have been granted by the Company to employees (including officers) of the Company under the 1988 Stock Option Plan (the "Plan"). Options covering 120,000 Shares have been granted to certain employees of the Company. Each employee receiving an option is offered the opportunity to purchase the number of Shares specified in such option at a price and on the terms set forth therein.

         The maximum gross proceeds will be $276,400.00.

         It is advisable for an optionee to consult with legal counsel concerning the securities and tax law implications of his acquisition or disposition of shares under the Plan.

         Any officer, director or beneficial owner of more than 10% of the Company's common stock who holds an option under the Plan should consider the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any such option and the disposition of any of the Company's common stock acquired thereby.

         The principal executive office of the Company is located at 1800 Stewart Street, Santa Monica, California 90404 and the telephone number of such office is (310)828-7496.

                  THE DATE OF THIS PROSPECTUS IS JUNE 15, 1995.




                                TABLE OF CONTENTS

                                                                        PAGE
AVAILABLE INFORMATION.....................................               5

INTRODUCTION .............................................               6

PURPOSE AND ADMINISTRATION OF THE PLAN ...................               6

DESCRIPTION OF OPTIONS AND TAX STATUS.....................               7

      Award of options ...................................               7
      Period of Plan; Amendments .........................               7
      Exercise period ....................................               7
      Vesting.............................................               8
      Termination of Employment
      option Price .......................................               8
      Nontransferability .................................               8
      Federal Income Tax Treatment of Incentive and
           Non-Qualified Stock Options ...................               8

RESTRICTIONS ON RESALE OF COMMON STOCK ...................               9

DESCRIPTION OF CAPITAL STOCK .............................              10

      General ............................................              10
      Common Stock .......................................              10
      New Jersey Shareholders Protection Act .............              10
      Registrar and Transfer Agent .......................              11

LEGAL MATTERS ............................................              11

INDEMNIFICATION OF OFFICERS AND DIRECTORS ................              11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........              15

ADDITIONAL INFORMATION ...................................              14



                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Washington, D.C. 20049 and at the following regional offices of the Commission: New York Regional Office, Room 1400, 75 Park Place, New York, New York 10007; and Chicago Regional Office, Room 3190, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission in Washington, D.C. (at the address above) at prescribed rates.

         The Common Stock is traded in the over-the-counter market on the Automated Quotation System of the National Association of Securities Dealers (symbol "FIBR"). Copies of all of the Company's reports, proxy statements, and other information filed with the Commission are also filed with the National Association of Securities Dealers, Inc. and can be inspected at the appropriate office of such association.

         This Prospectus omits certain information contained in the Registration Statement on file with the Commission with respect to the Shares offered hereby. The information omitted may be obtained from the Commission's office in Washington, D.C. (at the address above) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to the Corporate Secretary, Osicom Technologies, Inc., 1800 Stewart Street, Santa Monica, California 90404,
(310)828-7496.

         The Company furnishes its shareholders with annual reports containing audited financial statements.

                                  INTRODUCTION

         The Company has adopted the Plan pursuant to a resolution of its Board of Directors effective March 2, 1988 and the approval by its shareholders on June 14, 1988. Under the Plan, Shares may be offered to employees of the Company in accordance with the Plan as described herein. These offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements between the Company and the recipients of stock option grants.

         The Company's principal executive offices and telephone number are set forth on the Cover Page of this Prospectus.

         Following is a summary of the Plan, which is qualified in its entirety by reference to the Plan and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference to the Registration Statement on Form S-8 relating to this Prospectus.

                       PURPOSE AND ADMINISTRATION OF PLAN

         The Company believes that the Plan provides valuable incentives for employees of the Company by providing an opportunity for investment in the Company's Common Stock, as an inducement for such individuals to remain with the Company, and thereby encouraging them to increase their efforts to make the Company's business more successful. In accordance with this belief, the Board of Directors of the Company adopted the Plan, which was duly approved by the shareholders of the Company on June 14, 1988.

         Pursuant to the terms of the Plan, 1,200,000 Shares are reserved for issuance thereunder. In the event there is any change in the number of issued shares of the Company without new consideration to the Company (such as by stock dividends or stock splits) or in the event that the number of outstanding shares of the Company is changed into or exchanged for a different number of shares of Common Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger or consolidation, the number of Shares reserved for issuance under the Plan, the number of Shares subject to any outstanding option and the option price per Share of each outstanding stock option shall be appropriately adjusted. In the event there is any change in the number or kind of outstanding shares of Common Stock or of any shares or other securities into which such shares of Common Stock have been changed or exchanged, other than the transactions specified in this paragraph,equitable adjustment in the options may be made in the sole discretion of the Company's Board of Directors.

         The Company will provide reports to participating employees as to the amount and status of their accounts upon request.

         The Plan is administered by the Company's Board of Directors or by the Compensation Committee (the "Committee") of the Company's Board of Directors which is composed of not less than three members of the Board, each of whom must be a "disinterested person" as used in Rule 16b-3 under the Securities Exchange Act of 1934. The Company does not currently have any disinterested directors and the Plan is therefore administered by the Board of Directors.

                      DESCRIPTION OF OPTIONS AND TAX STATUS

         The Plan provides for the grant of incentive and non-qualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Plan is urged to consult his or her personal tax advisor with respect to the federal and state tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof.

AWARD OF OPTIONS

         Options may be granted under the Plan to all employees (including employees who are officers and/or directors) of the Company. There is no specific limitation on the number of Shares with respect to which options may be granted to any individual under the Plan. However, the Plan provides that the aggregate fair market value, determined at the time an option is granted, of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans the Company has or may hereafter adopt) shall not exceed $100,000.00. Non-qualified stock options covering 120,000 Shares have been granted to certain employees of the Company.

PERIOD OF PLAN; AMENDMENTS

         No options may be granted under the Plan after February 26, 1998. The Board of Directors may amend the Plan as it deems advisable. No amendment may, without further approval of the shareholders of the Company within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of Shares which may be made the subject of options granted under the Plan, either in the aggregate or to any-individual employee, (b) change the manner of determining the option price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised, (e) withdraw the administration of the Plan from the Board of Directors, or (f) take any action which requires shareholder approval under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations (the "Regulations") promulgated thereunder.

EXERCISE PERIOD

         Options granted under the Plan are exercisable, when vested, in such installments and for such periods as specified by the Board of Directors at the time of grant, but may, in no circumstance, be exercisable more than ten years after the date of grant in the case of incentive stock options, and five years in the case of non-qualified stock options. However, incentive stock options granted to an employee who, prior to the date of grant, holds more than 10% of the total combined voting power of all classes of stock of the Company (or, if applicable, of any parent or subsidiary corporations ("10% Shareholder")) may not be exercisable more than five years from the date of grant.

VESTING

         An employee shall become fully vested in options under the Plan on the date of grant.

TERMINATION OF EMPLOYMENT

         Outstanding options may be exercised during employment with the Company or within three months after termination of employment with the Company (other than by reason of death). If termination is by reason of the death of an optionee, any option exercisable immediately prior to the optionee's death may be exercised by the legal representative or beneficiary of the optionee's estate within twelve months after the death of the optionee (but not after the basic term of the option) with respect to the number of Shares eligible for purchase on the date of death.

OPTION PRICE

         The Plan provides that the option price with respect to each option will be determined by the Plan's administrators, but, in the case of incentive stock options, shall not be less than 100% (110%, in the case of incentive stock options granted to 10% Shareholders) of the fair market value of the Common Stock on the date the option is granted. Payment of the option price shall be made in cash or certified check.

NONTRANSFERABILITY

         Each option granted under the Plan is not transferable by the holder except by will or the laws of descent and distribution of the State wherein the holder is domiciled at the time of his death.

FEDERAL INCOME TAX TREATMENT OF INCENTIVE AND NON-QUALIFIED STOCK OPTIONS

         Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the Shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the Shares purchased, at the time of exercise, over the exercise price. The Company will be entitled to deduct an amount equal to the amount included as income by the employee for the Company's taxable year which includes the close of the employee's taxable year in which the income is included by the employee.

         An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of the excess of the fair market value of the shares at the time of exercise over the option price and the excess of the amount realized on the sale of stock over the option price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

         Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

         There can be no assurance that the Code or the Regulations promulgated thereunder will not be amended to change these tax consequences.

         Reference should be made to the applicable provisions of the Code and to the Regulations promulgated thereunder for more detailed information as to the tax treatment of options granted pursuant to the Plan. Optionees should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

         While the Plan does not place restrictions on resales of Shares acquired thereunder, Shares acquired under the Plan by an "affiliate" as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may only be resold pursuant to the registration requirements of the Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including Shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Plan) and dispositions of Shares by an officer, director or certain affiliates of the Company within any six-month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to
Section 16(b) of the Securities Exchange Act of 1934.

         It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of Shares under the Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The Company's authorized common stock consists of 20,000,000 shares, par value $.20 per share. On June 14, 1995, 1,195,898 shares of Common Stock were outstanding.

COMMON STOCK

         Each share of Common Stock has one vote on all matters presented to the shareholders. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all the directors and, in that event, the holders of the remaining shares will not be able to elect any of the Company's directors. The holders of Common Stock are entitled to dividends when and as declared by the Board of Directors and are entitled on liquidation to all assets remaining after payment of or provision for claims against the Company. The Common Stock has no preemptive or other subscription rights. There are no conversion rights or sinking fund provisions with respect to the Common Stock.

NEW JERSEY SHAREHOLDERS PROTECTION ACT

         Because the Company is incorporated under the laws of New Jersey, it may be subject to the New Jersey Shareholders Protection Act ("NJSPA"), an antitakeover law. The NJSPA has the effect of prohibiting the Company from engaging in any "business combination" with an "interested stockholder" (defined to include any person who is the beneficial owner of 10% or more of the Company's outstanding voting securities or is an affiliate or associate of the Company who has beneficially owned 10% or more of the voting power of the Company at any time during the five-year period immediately prior to the date in question) for five years after the date of the transaction in which the person became an "interested stockholder," unless the "business combination" was approved by the Board of Directors prior to that date. After the five-year waiting period has elapsed, a "business combination" between the Company and an "interested stockholder" will be prohibited unless the "business combination" is approved by the holders of two-thirds of the voting stock not beneficially owned by the "interested stockholder," or unless the price per share to be received by stockholders in the "business combination" exceeds a certain minimum price which is designed to insure that all stockholders (other than "interested stockholders") receive at least the highest price paid by the

"interested stockholder."

         NJSPA defines "business combination" to include a merger or consolidation between the Company and the "interested stockholder," any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the "interested stockholder" which exceeds 10% of the aggregate market value of the Company's total assets, outstanding stock or income; the issuance or transfer to the "interested stockholder" of any stock of the Company having an aggregate market value equal to or greater than 5% of the Company's outstanding stock; and the receipt by the "interested stockholder" of any loans or other financial assistance from the Company.

         The NJSPA does not apply to "business combinations" with persons who acquired 10% or more of the voting power for the Company prior to the time the Company was required to file periodic reports pursuant to the Securities Exchange Act of 1934 or prior to the time the Company's securities began to trade on a national securities exchange.

REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for the Company's Common Stock is Idata, Inc., 14675 Midway Road, Suite 221, Dallas Texas 75244.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Greenbaum, Rowe, Smith, Ravin & Davis, Woodbridge, New Jersey.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, sole proprietorship, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, sole proprietorship, partnership, joint venture, trust or other enterprise for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Article 6 of the registrant's Certificate of Incorporation provides in pertinent part:

         (a) General. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other paragraphs of this Article 6, the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise (as hereinafter defined) to the full extent permitted or authorized by the laws of the State of New Jersey as in effect on the date of the adoption of this Article 6 and as may hereafter be amended.

         (b) Indemnification in Actions by Third Parties. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Other Enterprise") against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other litigation expenses actually or reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was approved in advance by the Board of Directors of the corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that he had reasonable cause to believe that such person's conduct was unlawful.

         Section 14A:2-7(3) of the NJBCA, which became effective in 1987, enables corporations to adopt amendments to their certificates of incorporation eliminating or limiting liability of directors and officers to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law, (iii) resulting in receipt by such person of an improper personal benefit.
Section 14A:2-7(3) has no effect on the availability of equitable remedies, such as injunctions or rescission, for beach of fiduciary duty. The registrant's Certificate of Incorporation provides that no director or officer of the registrant shall be personally liable to the registrant or its shareholders for monetary damages for breach of any duty as a director or officer to the fullest extent permitted under Section 14A:2-7(3) of the N.J.B.C.A.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             ADDITIONAL INFORMATION

         This Prospectus constitutes a part of a Registration Statement filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's latest Annual Report on Form 10-KSB for the fiscal year ended January 31, 1995.

     (b)  All other reports, if any, filed by the Company pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 for periods since January 31, 1995.

     All documents subsequently filed by the Company pursuant to Section
13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Information regarding the Company's securities is included on Page 8 of the Prospectus comprising part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Information regarding indemnification of directors and officers is included on page 9 of the Prospectus comprising a part of this Registration Statement.

Item 7.  Exemption from Registration Claimed

     Not Applicable.



Exhibits

   4 1988 Stock Option Plan is incorporated by reference from the Registrant's proxy statement filed with the Commission and dated May 13, 1988.

   5 Opinion of Greenbaum, Rowe, Smith, Ravin & Davis as to the shares of Common Stock being registered.

   24.1           Consent of Weinbaum and Yalamanchi

   24.2           Consent of Greenbaum, Rowe, Smith, Ravin & Davis
                  (contained in its opinion filed as Exhibit 5).

   25             Power of Attorney Regarding Registration Statement.



Item 9.  Undertakings

    The registrant of the securities being registered hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered offering of such securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; provided, however, that the undertakings set forth in paragraphs
(1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the Registrant's Annual Report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report, on written request of the employees. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each employee.

       (6) To transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 14th day of June, 1995.

                                             OSICOM TECHNOLOGIES,INC.

                                             By:/s/Sharon G. Chadha
                                                --------------------
                                                Sharon G. Chadha
                                                Chief Executive Officer
                                                Chief Financial Officer
                                                Director

                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sharon G. Chadha, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done and in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                         Title                         Date

/s/ Sharon G. Chadha              Chief Executive Offier        6-14-95
- --------------------              Chief Financial Officer